Exhibit 10.2
State of Florida documentary excise tax in the amount of
$2,450.00 has been paid or will be paid directly to the Florida
Department of Revenue.

The offer and sale of this Note have not been registered under the United States Securities Act of 1933 or the securities law of any state of the United States.  This Note cannot be offered for sale or sold at any time, as a whole or in part, unless the transaction is registered under the United States Securities Act of 1933 and every applicable state securities law or qualifies for an available exemption from registration under those laws. As a condition to allowing any transfer of this note, Aerosonic Corporation, OP Technologies, Inc., and Avionics Specialties, Inc. may require the transferee or transferor to deliver to them an opinion of legal counsel or other evidence satisfactory to them that confirms that the transfer has been registered under all applicable state and federal securities law of the United States or is exempt from registration under those laws.

AEROSONIC CORPORATION
AVIONICS SPECIALTIES, INC.
OP TECHNOLOGIES, INC.
14% SUBORDINATED NOTE

U.S. $1,000,000.00	May 14, 2009 (the “Effective Date”)

AEROSONIC CORPORATION (the “Company”), a Delaware corporation, OP TECHNOLOGIES, INC., an Oregon corporation, and AVIONICS SPECIALTIES, INC., a Virginia corporation, (individually, a “Borrower” and, collectively, “Borrowers”), for value received, jointly and severally promise to pay without setoff, defense, or counterclaim to the order of Bruce J. Stone (the “Lender”) , at maturity, the principal amount of One Million United States Dollars (US $1,000,000), and to pay on a monthly basis interest on the unpaid principal amount from the date of this 14% Subordinated Note (this “Note”) at the rate, on the date, and subject to the conditions and limitations specified in this Note.

1.         Note.

This Note is limited to an aggregate principal amount of $1,000,000, of which $750,000 shall be available to the Borrowers on the Effective Date and $250,000 shall be available to the Borrowers no later than July 5, 2009 (the “Note”) and issued pursuant to the Loan Agreement dated May 14, 2009, by and between the Company and the Lender (as amended from time to time, the “Loan Agreement”).  The terms and conditions of the Loan Agreement are incorporated by reference into this Note.

2.         Defined Terms.

“Maturity Date” means the earlier of:  (i) April 10, 2010, or (ii) the maturity of the Existing Loans.
All capitalized and uncapitalized terms that are defined in Section 1.1 of the Loan Agreement and used in this Note have the meanings attributed to those terms in the Loan Agreement, and those definitions are incorporated by reference into this Note.

3.         Interest.

Interest shall accrue monthly on the unpaid principal amount of this Note from the date of this Note until the April 10, 2010 (the “Maturity Date”) at an annual rate of 14% and shall be payable commencing on June 1, 2009 and continuing on the same calendar day of each consecutive month until the Maturity Date when one final payment of the entire balance of principal, interest, fees (including Event of Default Fee, if applicable), premiums, charges, costs and expenses then outstanding on this Note shall be due and payable in full.  Interest is payable on demand on any payment of principal or interest under this Note that is not paid when due, for the period commencing on the day following the day when Interest was last timely paid in accordance with the terms of this Section 3 and continuing until paid, at an annual rate equal to 16%.  Borrowers and the Lender intend to comply strictly with applicable law regulating the maximum allowable rate or amount of interest that the Lender may charge and collect on this Note.  Accordingly, and notwithstanding anything in this Note to the contrary, the maximum, aggregate amount of interest and other charges constituting interest under applicable law that are payable, chargeable, or receivable under this Note shall not exceed the maximum amount of interest now allowed by applicable law or any greater amount of interest allowed because of a future amendment to existing law.  Borrowers are not liable for any interest in excess of this maximum amount, and any excess interest charged or collected by the Lender will constitute an inadvertent mistake and, if charged but not paid, will be cancelled automatically, or, if paid, will be either refunded to Borrowers or credited against the outstanding principal balance of the Note, at the election of the Lender.

4.         Event of Default Fee.

If the Note is not paid in full when due, whether at stated maturity or upon acceleration of the Maturity Date pursuant to a Default, the Borrowers jointly and severally shall pay to the Lender a fee of $50,000 (the “Event of Default Fee”) on the date when the Note became due and payable (whether at stated maturity or upon acceleration of the maturity date pursuant to a Default).  In addition, upon a Default, the Company will immediately register the Advance Shares issued to Stone in connection with the Note and the Warrant Shares issued upon exercise of the Warrants in accordance with the provisions set forth in the Loan Agreement and the Warrant, as applicable.

5.         Maturity.

Borrowers shall pay to the Lender on the Maturity Date all unpaid principal and accrued interest under this Note, and if applicable, the Event of Default Fee.

6.         Payment of Note.

Borrowers may prepay the Note in full at any time or in part from time to time without penalty, premium, or advance notice to the Lender.  Borrowers shall provide the Lender with prior written notice of any prepayment, whether in full or in part.   Upon full payment of this Note (including all costs, principal, and accrued interest), the Lender shall surrender it to the Company for cancellation.

7.         Place and Method of Payment.

Borrowers shall pay all principal and interest under this Note, and if applicable, the Event of Default Fee, by wire transfer to an account designated by the Lender.  If any payment date under this Note occurs on a day that is a Saturday, Sunday, or bank holiday in Tampa, Florida, that payment date will be extended automatically to the next succeeding day that is not a Business Day.  Borrowers shall pay all principal and interest due under this Note, and if applicable, the Event of Default Fee, without any presentation of this Note.  Any partial prepayment of this Note before the Maturity Date will be applied first to accrued interest, and then to principal.  Any payment or prepayment of this Note in full will be applied first to the then accrued interest, and then to principal.

8.         Subordination.
By accepting this Note, the Lender agrees that the Loan is subordinated and subject to the right of prior payment in full of all the Existing Loans.  Borrowers shall not make any payment on account of the Loan, or apply any of their respective assets or property to retire or purchase any of the Loan, if, at the time of payment or application, a default or event of default exists and is continuing in the payment of any principal or interest then due and payable under the terms of the Existing Loans.  Nothing in this Note prevents the Lender from exercising all remedies otherwise permitted by law, this Note, or the other Financing Documents upon the occurrence of a “Default,” subject to the provisions of the Financing Documents and any rights of the holder of Existing Loans under the foregoing subordination provisions to receive cash, property, or securities otherwise payable and distributable to the Lender on account of this Note.

9.         Events of Default.

The occurrence of one or more of the following events will constitute a “Default” under this Note:

(a)         the failure of Borrowers to pay within ten (10) days following its due date, any payment described herein, whether of principal, interest or otherwise;

(b)         any default or event of default under the Existing Loan Documents;

(c)         any default, or event of default under any of the Financing Documents;

(d)         any default, or event of default under any loan to an Other Lender; or

(e)         a borrowing by one or more of the Borrowers for the purpose of repaying any amount payable under the Existing Loan Documents, unless the borrowing is on more favorable terms to the Borrowers.

If a “Default” occurs, the entire unpaid principal amount of this Note, together will all amounts owing under this Note, including interest, will become immediately due and payable without further demand or notice by the Lender, and the Lender may proceed to protect its rights in the manner provided by applicable law and the Financing Documents.  As set forth in Section 3, if a Default occurs, interest is payable on demand on any payment of principal or interest under this Note that is not paid when due, for the period commencing on the day following the day when Interest was last timely paid and continuing until paid, at an annual rate equal to 16%.  If this Note is not paid in full whenever it becomes due and payable, Borrowers agree to pay all costs and expenses of collection, including reasonable attorneys’ fees.  Notwithstanding any of the foregoing, at any time during the term of the Loan the Existing Lender waives (or is deemed to have waived through extension, forbearance or otherwise) any Default under any of the Existing Loans, such waiver shall constitute a waiver of such Default under the Loan.

10.      Waivers; Consents.

Each Borrower and every other person liable at any time for payment of this Note waives presentment, protest, notice of protest, and notice of dishonor.  A waiver, discharge, extension, amendment, termination, or modification of this Note will be valid and effective only if it is evidenced by a writing signed by or on behalf of the party against whom the waiver is sought to be enforced.  No delay or course of dealing by the Lender in exercising any power, right, or remedy under this Note will operate as a waiver of any power, right, or remedy of the Lender, except to the extent expressly manifested in a writing signed by or on behalf of the Lender.  In addition, the written waiver by the Lender of a power, right, or remedy under any provision of this Note will not constitute a waiver of any other succeeding exercise of the power, right, or remedy or a waiver of the provision itself.  A written waiver or consent by the Lender is binding on every subsequent holder of this Note.

Each Borrower consents to all extensions and renewals of this Note (as a whole or in part) and all delays and indulgences in time of payment or other performance under this Note that the Lender grants at any time and from time to time, without limitation and without notice to or further consent of any Borrower.

11.      Transfer Restrictions.

No state or federal agency has passed on this Note.  The issuance of this Note has not been, and will not be, registered under the Securities Act, the securities laws of any state of the United States, or the securities law of any foreign country.  This Note cannot be offered for sale or sold at any time unless the transaction is registered under the Securities Act, every applicable state securities law of the United States, and any foreign securities laws or qualifies for an available exemption under those laws.  The Company has not agreed, and is not obligated, to register any resale or other transfer of this Note under the Securities Act or any state or foreign securities law, or to supply the holder of this Note with any necessary information or take any other action to enable the holder of this Note to qualify any resale or other transfer of this Note for the exemption provided by SEC Rule 144 or any other exemption from registration under any of those laws.  Borrowers may require, as a condition to allowing any transfer or exchange of this Note, that the transferee or the holder (as the case might be) deliver to the Company a notice describing the proposed sale or transfer and either (a) evidence that the transfer or exchange has been registered or qualified under the Securities Act and every applicable state and foreign securities law or (b) an opinion of legal counsel or other evidence satisfactory to the Company that confirms that the transfer or exchange has been registered under all applicable foreign laws and state and federal securities laws of the United States or is exempt from registration under those laws.  Each Note issued in exchange or substitution for this Note will bear a legend substantially identical to the one appearing on the face of this Note.

12.      Legal Matters.

The validity, construction, interpretation, and enforcement of this Note are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions relating to the resolution of conflicts with laws of other jurisdictions.  Borrowers and the Lender (a) consent to the personal jurisdiction of the state and federal courts in the State of Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding in state or federal court relating to the enforcement of this Note is the Circuit Court for Pinellas County, Florida, for a state trial court proceeding, and the United States District Court for the Middle District of Florida, Tampa Division, for a federal district court proceeding, (c) waive any defense, whether asserted by motion or pleading, that these venues are improper or inconvenient, and (d) KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY LAWSUIT OR COUNTERCLAIM RELATING TO THIS NOTE OR ANY SECURITY FOR THIS NOTE, INCLUDING ANY LAWSUIT BY THE LENDER TO ENFORCE AND COLLECT THIS NOTE.  In any lawsuit arising out of this Note, Borrowers jointly and severally shall reimburse the Lender, on demand, for all costs incurred by the Lender in enforcing, defending, or prosecuting the lawsuit.

13.      Notices.

Every demand or notice required or permitted by this Note will be valid only it is given and delivered in the manner required by the Loan Agreement.

14.      Severability.

Each provision of this Note should be construed and interpreted so it is valid and enforceable under applicable law.  If a provision of this Note is held by a court to be invalid or unenforceable under applicable law, the provision will be deemed separable from the remaining provisions of this Note and will not affect the validity or interpretation of the other provisions of this Note or the application of that provision to a person or circumstance to which it is valid and enforceable.

15.      Miscellaneous.

The titles and headings preceding the text of the sections of this Note are solely for convenient reference and neither constitute a part of this Note nor affect its meaning, interpretation, or effect.  Time is of the essence with respect to the performance and satisfaction by Borrowers of every obligation and condition to be performed or satisfied by them under this Note.  This Note is binding on, and inures to the benefit of, any successor or approved assignee of a Borrower and the holder of this Note.  The Existing Lender and any subsequent holder of the Existing Loans are third party beneficiaries of the provisions of Section 8 of this Note.

[Signature page follow]

EXECUTED:  May 14, 2009
AEROSONIC CORPORATION
AVIONICS SPECIALTIES, INC.
OP TECHNOLOGIES, INC.

By:	/s/ Douglas J. Hillman
Douglas J. Hillman
President and Chief Executive Officer

WITNESSES:
_________________________________
Name: ____________________________
_________________________________
Name: ____________________________